As filed with the Securities and Exchange Commission on August 9, 2016

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Medivation, Inc.

(Exact name of registrant as specified in its charter)

Delaware	13-3863260
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

525 Market Street, 36th Floor

San Francisco, CA 94105

(Address of principal executive offices) (Zip Code)

Medivation, Inc. Amended and Restated 2004 Equity Incentive Award Plan

(Full title of the plan)

Jennifer Jarrett

Chief Financial Officer

Medivation, Inc.

525 Market Street, 36th Floor

San Francisco, CA 94105

(415) 543-3470

(Name and address of agent for service) (Telephone number, including area code, of agent for service)

Copies to:

Kenneth L. Guernsey

Brett D. White

COOLEY LLP

101 California Street, 5th Floor

San Francisco, CA 94111

(415) 693-2000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated filer	☒	Accelerated filer	☐

Non-accelerated Filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share(3)	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee
Common Stock (par value $0.01 per share)	1,600,000	$63.285	$101,256,000	$10,197
Rights to Purchase Series C Junior Participating Preferred Stock	1,600,000	(2)	(2)	(2)

(1)	Consists of shares of registrant’s common stock, par value $0.01 per share (“Common Stock”), issuable pursuant to the Amended and Restated 2004 Equity Incentive Award Plan, and associated rights to purchase Series C Junior Participating Preferred Stock (the “Purchase Rights”). Pursuant to Rule 416(a), this Registration Statement shall also cover any additional shares of Common Stock that become issuable under the Amended and Restated 2004 Equity Incentive Award Plan, and associated Purchase Rights, by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of Common Stock.
(2)	Purchase Rights are attached to the shares of Common Stock to be issued but do not trade separately from the shares of Common Stock until a triggering event. No additional offering price attaches to these rights.
(3)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and (h)(1) of the Securities Act of 1933, as amended. The proposed maximum aggregated offering price per share and proposed maximum aggregate offering price are calculated based on the average of the high and low prices of Common Stock as reported on The NASDAQ Global Select Market on August 2, 2016.

EXPLANATORY NOTE

This Registration Statement on Form S-8 registers the offer and sale of 1,600,000 shares of Common Stock of Medivation, Inc. for issuance pursuant to the Medivation, Inc. Amended and Restated 2004 Equity Incentive Award Plan (the “Plan”), and associated rights to purchase Series C Junior Participating Preferred Stock (the “Purchase Rights”). The contents of the prior Registration Statements on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on April 4, 2006 (File No. 333-132983), January 30, 2009 (File No. 333-157051), March 12, 2013 (File No. 333-187203), August 8, 2013 (File No. 333-190482), November 6, 2014 (File No. 333-199946), and February 26, 2016 (File No. 333-209748), relating to the Plan are incorporated herein by reference.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents filed by Medivation, Inc. (the “Company”) with the Securities and Exchange Commission (the “Commission”) are incorporated by reference into this registration statement:

•	The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015, filed on February 26, 2016;

•	The Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2016, filed on May 5, 2016;

•	The Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2016, filed on August 9, 2016;

•	The information specifically incorporated in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015, from Amendment No. 1 to the Company’s proxy statement on Schedule 14A, filed on April 29, 2016;

•	The Company’s Current Reports on Form 8-K filed on January 11, 2016 (other than Item 7.01 and related exhibit), February 23, 2016, March 28, 2016, April 28, 2016, April 29, 2016, May 2, 2016, May 5, 2016 (other than Item 2.02 and related exhibit), May 6, 2016, May 6, 2016, May 9, 2016, May 12, 2016, May 17, 2016, May 25, 2016, May 27, 2016, June 2, 2016, June 6, 2016, June 13, 2016, June 24, 2016, June 24, 2016, June 27, 2016, and July 5, 2016 and amendments to Current Reports on Form 8-K filed on March 10, 2016, and April 8, 2016;

•	The description of the Company’s common stock that is contained in the Company’s registration statement on Form 8-A/A, filed with the Commission on March 16, 2007, including any amendments or reports filed for the purpose of updating such description.

All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this registration statement and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this registration statement from the date of the filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein, or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

EXHIBITS

Exhibit Number		Incorporated By Reference				Filed Herewith
	Exhibit Description	Form	File No.	Exhibit	Filing Date

4.1	Restated Certificate of Incorporation	8-K	001-32836	3.4	10/17/2013

4.2	Certificate of Amendment to Amended and Restated Certificate of Designation of Series C Junior Participating Preferred Stock of Medivation, Inc.	8-K	001-32836	3.1	2/13/2015

4.3	Certificate of Amendment of Restated Certificate of Incorporation	8-K	001-32836	3.1	6/19/2015

4.4	Amended and Restated Bylaws	8-K	001-32836	3.1	5/2/2016

4.5	Common Stock Certificate	10-Q	001-32836	4.1	5/9/2012

5.1	Opinion of Cooley LLP					X

23.1	Consent of Cooley LLP (included in Exhibit 5.1)					X

23.2	Consent of Independent Registered Public Accounting Firm					X

24.1	Power of Attorney (included on signature page)					X

99.1	Amended and Restated 2004 Equity Incentive Award Plan	DEF 14A (Am. No.1)	001-32836	Annex A	4/29/2016

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on August 9, 2016.

MEDIVATION, INC.

By:	/S/ JENNIFER JARRETT
Jennifer Jarrett
Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David T. Hung, Jennifer Jarrett and Andrew Powell, and each or any one of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ DAVID T. HUNG, M.D.	President, Chief Executive Officer and	August 9, 2016
David T. Hung, M.D.	Director (Principal Executive Officer)

/S/ JENNIFER JARRETT	Chief Financial Officer	August 9, 2016
Jennifer Jarrett	(Principal Financial Officer)

/S/ TSELI LILY YANG	Vice President, Finance and Accounting	August 9, 2016
Tseli Lily Yang	(Principal Accounting Officer)

/S/ KIM D. BLICKENSTAFF	Director	August 9, 2016
Kim D. Blickenstaff

/S/ KATHRYN E. FALBERG	Director	August 9, 2016
Kathryn E. Falberg

/S/ MICHAEL L. KING	Director	August 9, 2016
Michael L. King

Signature	Title	Date

/S/ PATRICK MACHADO	Director	August 9, 2016
Patrick Machado

/S/ DAWN SVORONOS	Director	August 9, 2016
Dawn Svoronos

/S/ W. ANTHONY VERNON	Director	August 9, 2016
W. Anthony Vernon

/S/ WENDY L. YARNO	Director	August 9, 2016
Wendy L. Yarno

EXHIBIT INDEX

Exhibit		Incorporated By Reference				Filed
Number	Exhibit Description	Form	File No.	Exhibit	Filing Date	Herewith

4.1	Restated Certificate of Incorporation	8-K	001-32836	3.4	10/17/2013

4.2	Certificate of Amendment to Amended and Restated Certificate of Designation of Series C Junior Participating Preferred Stock of Medivation, Inc.	8-K	001-32836	3.1	2/13/2015

4.3	Certificate of Amendment of Restated Certificate of Incorporation	8-K	001-32836	3.1	6/19/2015

4.4	Amended and Restated Bylaws	8-K	001-32836	3.1	5/2/2016

4.5	Common Stock Certificate	10-Q	001-32836	4.1	5/9/2012

5.1	Opinion of Cooley LLP					X

23.1	Consent of Cooley LLP (included in Exhibit 5.1)					X

23.2	Consent of Independent Registered Public Accounting Firm					X

24.1	Power of Attorney (included on signature page)					X

99.1	Amended and Restated 2004 Equity Incentive Award Plan	DEF 14A (Am. No.1)	001-32836	Annex A	4/29/2016